                             SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                            of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[   ] Preliminary Proxy Statement                [  ] Confidential, For Use of
[ X ] Definitive Proxy Statement                      the Commission Only
[   ] Definitive Additional Materials                 (as permitted by
[   ] Soliciting Material Pursuant to                 Rule 14a-6(e))
      Rule 14a-11(c) or Rule 14a-12

                         Radiance Medical Systems, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]   No fee required.
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)     Title of each class of securities to which transaction applies:

               -----------------------------------------------------------------
        2) Aggregate number of securities to which transaction applies:

               -----------------------------------------------------------------
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined).

               -----------------------------------------------------------------
        4) Proposed maximum aggregate value of transaction:

               -----------------------------------------------------------------
        5) Total fee paid:
                              --------------------------------------------------

[   ]   Fee paid previously with preliminary materials:
                                                       -------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        1)     Amount previously paid:

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        2)     Form, Schedule or Registration Statement no.:

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               -----------------------------------------------------------------
        4)     Date Filed:

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Notes:
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


                         RADIANCE MEDICAL SYSTEMS, INC.

                                     [LOGO]

                         13700 ALTON PARKWAY, SUITE 160
                            IRVINE, CALIFORNIA 92618
                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD JUNE 9, 1999
                                   ----------


To the Stockholders of Radiance Medical Systems, Inc.:

        You are cordially invited to attend the Annual Meeting of Stockholders of Radiance Medical Systems, Inc. ("Radiance" or the "Company") on June 9, 1999 at 10:00 a.m., California time. The Annual Meeting will be held at The Hampton Inn at 27102 Towne Centre Drive, Foothill Ranch, California 92610.

        At the meeting, you will be asked to consider and vote upon the election of three individuals to serve a three year term as members of the Company's Board of Directors.

        Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return the enclosed proxy card promptly in the accompanying postage-paid reply envelope. By returning the proxy, you can help Radiance avoid the expense of duplicate proxy solicitations and possibly having to reschedule the Annual Meeting if a quorum of the outstanding shares is not present or represented by proxy. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

May 6, 1999                            MICHAEL R. HENSON
                                       Chairman of the Board and
                                       Chief Executive Officer

                         RADIANCE MEDICAL SYSTEMS, INC.


                                     [LOGO]

                         13700 ALTON PARKWAY, SUITE 160
                            IRVINE, CALIFORNIA 92618
                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD JUNE 9, 1999
                                   ----------

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Radiance Medical Systems, Inc., a Delaware corporation ("Radiance" or the "Company"), will be held on June 9, 1999 at 10:00 a.m. at The Hampton Inn at 27102 Towne Centre Drive, Foothill Ranch, California 92610, to: (i) elect three individuals to serve a three year term as members of the Company's Board of Directors from the following nominees: Maurice Buchbinder, M.D., Jeffrey F. O'Donnell and Gerard von Hoffmann; and (ii) to transact such other business as may properly come before the Annual Meeting.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on April 23, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any continuation or adjournment thereof.

                                       By Order of the Board of Directors

                                       -----------------------------------------
                                       STEPHEN R. KROLL
                                       Secretary

Irvine, California
May 6, 1999

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.

                         RADIANCE MEDICAL SYSTEMS, INC.

                                     [LOGO]

                         13700 ALTON PARKWAY, SUITE 160
                            IRVINE, CALIFORNIA 92618
                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD JUNE 9, 1999
                                   ----------

                                 PROXY STATEMENT
                                   ----------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors of Radiance Medical Systems, Inc. ("Radiance" or the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 9, 1999 at 10:00 a.m. at The Hampton Inn at 27102 Towne Centre Drive, Foothill Ranch, California 92610, at which time stockholders of record on April 23, 1999 will be entitled to vote. On April 23, 1999, Radiance had outstanding 10,072,656 shares of its Common Stock ("Common Stock"). Stockholders of record on such date are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the Annual Meeting.

        Radiance intends to mail this proxy statement and the accompanying proxy card on or about May 6, 1999 to all stockholders entitled to vote at the Annual Meeting. Radiance's principal executive offices are located at 13700 Alton Parkway, Suite 160, Irvine, California 92618. The telephone number at that address is (949) 457-9546.

VOTING

        The presence in person or by proxy of the holders of a majority of the Common Stock issued and outstanding constitutes a quorum for the transaction of business at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of Common Stock held as of the record date on each matter to be voted on at the Annual Meeting. Directors are elected by the affirmative vote of a plurality of votes cast at the Annual Meeting; therefore, broker non-votes and abstentions or votes that are withheld will be excluded entirely from the vote and have no effect on the outcome. If shares are not voted by a broker who is the record holder of the shares present at the Annual Meeting, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

        Shares of Common Stock represented by a properly executed proxy received in time for the Annual Meeting will be voted as specified therein, unless the proxy previously has been revoked. Unless otherwise specified in the proxy, the persons named therein will vote FOR the election of each of the director nominees. As to any other business properly submitted to stockholders at the Annual Meeting, the persons named in the proxy will vote as recommended by the Board of Directors or, if no recommendation is given, in its discretion.

REVOCABILITY OF PROXIES

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by the holder of record by filing with the Secretary of Radiance at Radiance's principal executive office, a written notice of revocation or a new duly executed proxy bearing a date later than the date indicated on the previous proxy, or it may be revoked by the holder of record attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SOLICITATION

        Radiance will bear the entire cost of proxy solicitation, including costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional material furnished to stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others, to forward to such beneficial owners. Radiance may, if deemed necessary or advisable, retain a proxy solicitation firm to deliver solicitation materials to beneficial owners and to assist the Company in collecting proxies from such individuals. Radiance may reimburse persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Radiance. No additional compensation will be paid to directors, officers or other regular employees for such services.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

        The Board of Directors currently consist of seven members, divided into three classes approximately equal in size. Each class of directors is elected for three-year terms on a staggered term basis, so that each year the term of office of one class will expire and the terms of office of the other classes will extend for additional periods of one and two years, respectively. The nominees for election at this year's Annual Meeting will serve as Class I Directors, with a term expiring at the Annual Meeting of Stockholders to be held in 2002. Each director is elected to serve until the expiration of his term.

        The nominees for election as Class I Directors at this year's Annual Meeting are Maurice Buchbinder, M.D., Jeffrey F. O'Donnell and Gerard von Hoffmann. All three nominees for election to the Board of Directors at the Annual Meeting currently are directors of the Company. Gerard von Hoffmann has served as a member of the Board of Directors since April, 1996, and Jeffrey F. O'Donnell and Maurice Buchbinder, M.D. were appointed by the Board of Directors on June 10, 1998 and January 21, 1999, respectively.

        The Board of Directors will vote all proxies received by them FOR the nominees listed below unless otherwise instructed in writing on such proxy. The three (3) candidates receiving the highest number of affirmative votes of shares entitled to vote at the Annual Meeting will be elected directors of Radiance. In the event any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for an additional nominee who shall be designated by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in favor of the nominees listed below.

INFORMATION WITH RESPECT TO NOMINEES AND DIRECTORS

        Set forth below, as of March 15, 1999, for each nominee and for each director of Radiance is information regarding his age, position(s) with Radiance, the period he has served as a director, any family relationship with any other director or executive officer of Radiance, and the directorships currently held by him in corporations whose shares are publicly registered.

                   NOMINEES FOR ELECTION AS CLASS I DIRECTORS

          NOMINEE, AGE AND                               PRINCIPAL OCCUPATION AND
       FIRST YEAR AS DIRECTOR                              BUSINESS EXPERIENCE
--------------------------------------    -------------------------------------------------------
Maurice Buchbinder, M.D., 45, 1999        Maurice Buchbinder, M.D. was a member of the board of
                                          directors of the (former) Radiance Medical Systems,
                                          Inc. since its incorporation in August 1997.  See,
                                          "Certain Transactions."  Since 1995, Dr. Buchbinder
                                          has served as the Director of Interventional
                                          Cardiology at Sharp Memorial Hospital, San Diego,
                                          California and as the Director of Interventional
                                          Cardiology at the Foundation for Cardiovascular
                                          Research, Scripps Memorial Hospital, La Jolla,
                                          California.  From 1985 to 1995, Dr. Buchbinder served
                                          at various intervals as the Professor of Medicine and
                                          the Associate Professor of Medicine, Cardiology
                                          Division, USCD Medical Center, San Diego,
                                          California.  Dr. Buchbinder is Board certified,
                                          Diplomat, from the American Board of Cardiovascular
                                          Diseases and the American Board of Internal
                                          Medicine.  Dr. Buchbinder maintains professional
                                          affiliations with the American College of Cardiology
                                          and the American College of Physicians.

Jeffrey F. O'Donnell, 39, 1999            Jeff O'Donnell has served as President and CEO of
                                          X-SITE Medical since February 1999.  Prior to joining
                                          X-SITE Medical, Mr. O'Donnell was the President from
                                          January 1998 until March 1999, and CEO from June 1998
                                          until March 1999, of the Company.  Prior to being
                                          named President and CEO of the Company, Mr. O'Donnell
                                          served as Vice President, Sales and Marketing, since
                                          joining the Company in November 1995.  From January
                                          1994 to May 1995, Mr. O'Donnell was the President and
                                          CEO of Kensey Nash Corporation, developer of the
                                          AngioSeal vascular closure device.  Prior to joining
                                          Kensey Nash Corporation, Mr. O'Donnell worked for
                                          approximately six  years in various sales and
                                          regional management positions with ACS, now part of
                                          Guidant.  Mr. O'Donnell also has held various senior
                                          level marketing and sales positions with Boston
                                          Scientific and Johnson and Johnson.  Mr. O'Donnell is
                                          a member of the Boad of Directors of Escalon Medical
                                          Corporation, a manufacturer and distributor of
                                          cardiovascular and ophthalmology devices.  Mr.
                                          O'Donnell graduated from LaSalle University with a BS
                                          degree in business administration.

Gerard von Hoffmann, 42, 1996             Gerard von Hoffmann joined the Company as a director
                                          in April 1996.  He has been with the law firm of
                                          Knobbe, Martens, Olson & Bear LLP, Radiance's patent
                                          counsel, since 1986 and has been a partner since 1989.

                               CLASS II DIRECTORS

            NAME, AGE AND                                PRINCIPAL OCCUPATION AND
       FIRST YEAR AS DIRECTOR                              BUSINESS EXPERIENCE
--------------------------------------    -------------------------------------------------------
Franklin D. Brown, 55, 1997               Franklin D. Brown is the President and CEO of
                                          Endologix, Inc., and currently serves as a director
                                          of VidaMed, Inc. (Nasdaq), a developer of systems for
                                          the treatment of urological conditions, Xillix
                                          Technologies Corp. (Toronto Stock Exchange), a
                                          developer of medical imaging products, and several
                                          private companies.  Prior to joining Endologix in
                                          1988, Mr. Brown served as Chairman, President and CEO
                                          at Imagyn Medical, Inc. from October 1994 until the
                                          sale of the company in September 1997.  Prior to
                                          Imagyn, Mr. Brown served as President and CEO of
                                          Pharmacia Deltec, Inc., an ambulatory drug delivery
                                          company, from 1986 until the sale of the company in
                                          1994.  From 1982 to 1986, he was President of
                                          Pharmacia Inc.'s health care group and General
                                          Manager of its hospital division.  Prior to his
                                          employment with Pharmacia, Mr. Brown held various
                                          sales and marketing positions with Choay
                                          Laboratories, Mead Johnson, Abbott and Sterling
                                          Drug.  Mr. Brown currently is a director of Xillix
                                          Technologies and Bridge Medical.  Mr. Brown was
                                          awarded Entrepreneur of the Year award in 1991.  Mr.
                                          Brown received an M.B.A. from the University of
                                          Michigan and a bachelors degree from Western Michigan
                                          University.

Edward M. Leonard, 57, 1996               Since September 1997, Mr. Leonard has been a Managing
                                          Director of Broadview International LLC, an
                                          investment bank specializing in mergers and
                                          acquisitions for information technology companies.
                                          From 1978 to September 1997, Mr. Leonard was a
                                          partner in the law firm of Brobeck, Phleger &
                                          Harrison.  Mr. Leonard also serves as a director of
                                          EndoSonics Corporation, a manufacturer of
                                          intravascular ultrasound devices.

                               CLASS III DIRECTORS

            NAME, AGE AND                                PRINCIPAL OCCUPATION AND
       FIRST YEAR AS DIRECTOR                              BUSINESS EXPERIENCE
--------------------------------------    -------------------------------------------------------
William G. Davis, 67, 1995                Mr. Davis is an independent business consultant.
                                          From 1957 to 1984, Mr. Davis was associated with Eli
                                          Lilly and Company, a diversified health care company,
                                          where he  served as Executive Vice President, Eli
                                          Lilly International Corporation, from 1972 to 1975,
                                          Executive  Vice President, Pharmaceutical Division,
                                          from 1975 to 1982, and President, Medical Instrument
                                          Systems Division, from 1982 until his retirement in
                                          1984.  Mr. Davis also is a director of ALZA
                                          Corporation, a designer of controlled dose drug
                                          delivery systems, and Collagen Aesthetics, Inc., a
                                          manufacturer of cosmetic medical products, and
                                          previously served as a director of Target
                                          Therapeutics, Inc. from 1993 to 1997 and EndoSonics
                                          Corporation from 1993 to 1998.

Michael R. Henson, 53, 1995               Mr. Henson joined the Company in February 1992 as
                                          President, Chief Executive Officer and Chairman of
                                          the Board of Directors, positions in which he
                                          currently serves the Company.  From June 1997 until
                                          March 1999, Mr. Henson served Chairman of the Board,
                                          Chief Executive Officer and President of the (former)
                                          Radiance Medical Systems, Inc., and as Chairman of
                                          the Board of the Company.  Prior to joining the
                                          Company, Mr. Henson served as the Chief Executive
                                          Officer of EndoSonics Corporation from 1988 to
                                          February 1995, and as Chairman of the Board from
                                          February 1993 to November 1996.  Between April 1983
                                          and February 1988, Mr. Henson served as President and
                                          Chief Executive Officer of Trimedyne, Inc., a
                                          manufacturer of medical lasers and catheters. Prior
                                          to joining Trimedyne in 1983, Mr. Henson held
                                          positions as Vice President for G.D. Searle &
                                          Company, Director of Marketing for the Hospital
                                          Products Division of Abbott Laboratories, and
                                          Marketing Manager for Bristol Myers and Company.  Mr.
                                          Henson also serves as a director of two private
                                          companies, Endologix, Inc. and Micrus Corporation.


THE BOARD OF DIRECTORS AND ITS COMMITTEES

        The Board of Directors met ten times during the year ended December 31, 1998. Each Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of

Directors and (ii) the total number of meetings held by all Committees of the Board on which such Director served. Radiance has a standing Audit Committee composed of Messrs. Edward M. Leonard and Gerard von Hoffmann. The Audit Committee primarily is responsible for approving the services performed by the Company's independent public accountants and for reviewing and evaluating the Company's accounting principles and reporting practices and its system of internal accounting controls. The Audit Committee met two times during the year ended December 31, 1998. Radiance has a standing Compensation Committee which met four times during the year ended December 31, 1998. For the 1998 fiscal year, this Committee consisted of Franklin D. Brown and William G. Davis. The Committee administers the Company's 1996 Option/Issuance Plan (the "1996 Option Plan") and other employee plans, and reviews and acts on matters relating to compensation levels and benefit plans for key executives of Radiance. The Compensation Committee has the power and authority to make stock option grants under the 1996 Option Plan to the Company's officers.

REMUNERATION

        Non-employee directors each receive a fee of $1,000 per quarter, $1,000 for each Board meeting attended and reimbursement for certain travel expenses and other out-of-pocket costs. Members of Committees of the Board each receive an additional fee of $500 for each Committee meeting attended. Non-employee Board members are eligible to receive periodic option grants under the Automatic Option Grant Program in effect under the Company's 1996 Stock Option/Stock Issuance Plan, as summarized in Proposal No. 1 above.

        Mr. von Hoffmann, a member of the Company's Board of Directors, is a partner at Knobbe, Martens, Olson & Bear LLP, which serves as Intellectual Property Counsel to the Company.

        Officers are appointed to serve, at the discretion of the Board of Directors, until their successors are appointed. There are no family relationships among executive officers or directors of Radiance. There are no arrangements or understandings involving any director or any nominee regarding such person's status as a director or nominee.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        The members of the Board of Directors, the executive officers of Radiance and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports which Radiance received from such persons for their 1998 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1996 fiscal year, Radiance believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders.

CERTAIN TRANSACTIONS

        On November 3, 1998, the Company signed a merger agreement with the (former) Radiance Medical Systems, Inc. ("RMS"), pursuant to which RMS agreed to merge with and into a wholly-owned subsidiary of the Company. The merger was approved by the stockholders of the Company and completed on January 14, 1999. Pursuant to the Merger, the Company paid the former stockholders of RMS $3.00 for each share of RMS preferred stock and $2.00 for each share of RMS common stock, for a total consideration of approximately $7.0 million, excluding the value of RMS common stock options to be provided to RMS optionholders in exchange for their RMS common stock options. The consideration was paid by delivery of an aggregate of 1,900,157 shares of Company Common Stock, and $0.7 million in cash to certain RMS stockholders who elected cash. Options for 546,250 shares of RMS common stock, with an exercise price of $0.065 per share, accelerated and vested immediately prior to the completion of the Merger. Of these, 1,250 were exercised, and holders received the same consideration for their shares of RMS Common Stock as other holders of RMS Common Stock. The options not exercised prior to the completion of the Merger were assumed by the Company and converted into options to purchase $2.00 of Company common stock at the same exercise price, which resulted in the conversion of an aggregate of 317,775 share of the Company's Common Stock.

        In addition, the former RMS stockholders and optionholders may receive product development milestone payments of $2.00 for each share of RMS preferred stock and $3.00 for each share of RMS common stock. The milestone payments may be increased up to 30%, or reduced or eliminated if the milestones are reached earlier or later, respectively, than the milestone target dates. The milestones represent important steps in the United States Food and Drug Administration and European approval process which the Company determined was critical to bringing the Company's technology to the marketplace.

        Michael R. Henson, currently the Chairman of the Board, President and Chief Executive Officer of the Company, served as Chairman of the Board and Chief Executive Officer of RMS from June 1998 until March 1999. Prior to the merger, Mr. Henson owned 300,000 shares of RMS Common Stock, acquired in June 1998 for $0.065 per share in return for agreeing not to take a salary from RMS. Mr. Henson also owned 15,500 shares of Radiance Series A Preferred Stock, and options to purchase 135,000 shares of Radiance Common Stock. In addition, Mr. Henson's wife owned options to purchase an additional 40,000 shares of Radiance Common Stock. As a result of the merger, Mr. Henson and his wife received an aggregate of 194,143 shares of the Company's common stock, and depending upon the achievement by the Company of the product development milestones, are entitled to receive up to an additional 551,835 shares of the Company's common stock. In addition, pursuant to the merger, options held by Mr. Henson and his wife were converted into an aggregate of 102,040 options to purchase shares of the Company's common stock at an exercise price of $0.11.

        Maurice Buchbinder, M.D., who was appointed to the Board of Directors of the Company after completion of the merger, was the largest stockholder in RMS (other than the Company) and owned 769,230 shares of Series A Preferred Stock of RMS and options to purchase 160,000 shares of Common Stock of RMS.. In addition, Dr. Buchbinder was a director of RMS. As a result of the merger, Dr. Buchbinder received an aggregate of 693,000 shares of the Company's common stock, and depending upon the achievement by the Company of the product development milestones, is entitled to receive up to an additional 765,013 shares of the Company's common stock. In addition, pursuant to the merger, Dr. Buchbinder's options were converted into 93,294 options to purchase shares of the Company's common stock at an exercise price of $0.11. In addition to receiving the merger consideration in exchange for his capital stock of RMS, the Company agreed to appoint Dr.

Buchbinder the Medical Director of the Company for a period of four years on a consulting basis, pursuant to which he received a grant of an option to purchase 50,000 shares of the Company's common stock at an exercise price of $3.63.

        Prior to the merger, Gerard von Hoffmann, a director of the Company, owned 16,000 shares of Radiance Series A Preferred Stock and options to purchase 20,000 shares of Radiance Common Stock. As a result of the merger, Mr. von Hoffmann received an aggregate of 14,414 shares of the Company's common stock, and depending upon the achievement by the Company of the product development milestones, is entitled to receive up to an additional 34,868 shares of the Company's common stock. In addition, pursuant to the merger, Mr. von Hoffmann's options were converted into 11,661 options to purchase shares of the Company's common stock at an exercise price of $0.11.

        Other than the officer loan described below under Executive Compensation and Related Information and the RMS transaction described above, the Company was not involved in any transaction during the fiscal year ended December 31, 1998 in which a director, officer or greater than 5% stockholder had a direct or indirect material interest involving an amount in excess of $60,000.

RECOMMENDATION OF THE BOARD OF DIRECTORS

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL THREE NOMINEES NAMED ABOVE.

                                     GENERAL

      SECURITY OWNERSHIP OF OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information known to Radiance regarding the ownership of Radiance's Common Stock as of March 15, 1999 by (i) each stockholder known to Radiance to be a beneficial owner of more than five percent (5%) of Radiance's Common Stock, (ii) each director and nominee for director, (iii) the Named Executive Officers (as such term is defined under the caption "Executive Compensation and Related Information") and (iv) all current directors and officers of Radiance as a group.



                                                         NUMBER OF
                                                         SHARES                 PERCENT OF
                                                         BENEFICIALLY           OUTSTANDING
NAME AND ADDRESS                                         OWNED (1)              SHARES (2)
-----------------------------------------------------    ----------------       -----------
EndoSonics Corporation                                       1,350,566              13.63
    2870 Kilgore Rd.
    Rancho Cordova, CA 95670

Interactive Research Advisors, Inc.(3)                         569,800               5.75
    101 Park Center Plaza, Suite 1300
    San Jose, CA 95113

William Harris Investors                                       515,005               5.20
    Two North La Salle Street, Suite 400
    Chicago, IL 60602

Dimensional Fund Advisor                                       552,409               5.57
    1299 Ocean Avenue 11th Floor
    Santa Monica, CA 90401

Boston Scientific Corporation(4)                               501,000               5.06
    One Boston Scientific Place
    Natick, MA 01760

                                                         NUMBER OF
                                                         SHARES                 PERCENT OF
                                                         BENEFICIALLY           OUTSTANDING
NAME AND ADDRESS                                         OWNED (1)              SHARES (2)
-----------------------------------------------------    ----------------       -----------
Michael R. Henson(5)                                           577,050               5.78
  13700 Alton Parkway, Ste. 160
  Irvine, CA 92618

Franklin D. Brown(6)                                           28,500                   *

Maurice Buchbinder, M.D.(7)                                   800,357                8.00
  13700 Alton Parkway, Ste. 160
  Irvine, CA 92618

William G. Davis(8)                                            40,430                   *

Gerard von Hoffmann(9)                                         59,629                   *

Stephen R. Kroll(10)                                           24,663                   *

Edward M. Leonard(11)                                          61,192                   *

Edward A. McDonald(12)                                         34,312                   *

Jeffrey F. O'Donnell(13)                                      128,872                   *

Jeffrey H. Thiel(14)                                           35,633                   *

Claire K. Walker(15)                                           75,177                   *

All directors and officers as a group (10                   1,865,815               17.91
    persons)(16)

Total Principal Stockholders                                5,354,595               51.40

*Represents beneficial ownership of less than 1%.

(1) The number of shares of Common Stock beneficially owned includes any shares issuable pursuant to stock options that may be exercised within 60 days after March 15, 1999. Shares issuable pursuant to such options are deemed outstanding for computing percentage of the person holding such options but are not deemed to be outstanding for computing the percentage of any other person.

(2) Applicable percentages are based on 9,910,895 shares plus the number of shares such individual can acquire within 60 days of March 15, 1999, which represents 10,596,895 shares outstanding on March 15, 1999, less 686,000 treasury shares held by the Company.

(3) Pursuant to a Schedule 13G filed with the Commission on February 12, 1999, Interactive Research Advisors, Inc. reported that it had sole voting and investment power over 569,800 shares.

(4) Pursuant to a Schedule 13G/A filed with the Commission on February 13, 1998, Boston Scientific Corporation reported that as of December 31, 1997 it had sole voting and investment power over 501,000 shares.

(5) Includes 94,758 shares subject to options exercisable within 60 days after March 15, 1999.

(6) Includes 27,500 shares subject to options exercisable within 60 days after March 15, 1999.

(7) Includes 97,357 shares subject to options exercisable within 60 days after March 15, 1999.

(8) Includes 33,500 shares subject to options exercisable within 60 days after March 15, 1999. Mr. Davis shares voting and investment power with his spouse as co-trustee with respect to 6,930 shares held in a revocable trust.

(9) Includes 27,500 shares subject to options exercisable within 60 days after March 15, 1999.

(10) Includes 13,542 shares subject to options exercisable within 60 days after March 15, 1999. Mr. Kroll shares voting and investment power with his spouse as co-trustee with respect to these shares, which are held in a revocable trust. Mr. Kroll was hired as CVD's Chief Financial Officer on April 1, 1998.

(11) Includes 27,500 shares subject to options exercisable within 60 days after March 15, 1999. Mr. Leonard shares voting and investment power as a beneficiary with respect to 22,807 shares held in a retirement trust. Mr. Leonard disclaims beneficial ownership with respect to 200 shares held by his spouse and 3,000 shares held as custodian for his minor children under the Uniform Gift to Minors Act.

(12) Mr. McDonald disclaims beneficial ownership with respect to 3,000 shares held by his spouse, Kathleen E. Briscoe, M.D., in an IRA account and 2,000 shares held by the Estate of Lisa M. Briscoe, of which his spouse serves as a co-executrix and is a beneficiary with respect to 50 percent of the assets.

(13) Includes 124,061 shares subject to options exercisable within 60 days after March 15, 1999.

(14) Includes 25,291 shares subject to options exercisable within 60 days after March 15, 1999. Mr. Thiel shares voting and investment power with his spouse with respect to 7,335 shares.

(15) Includes 35,956 shares subject to options exercisable within 60 days after March 15, 1999.

(16) Includes 506,965 shares subject to options exercisable within 60 days after March 15, 1999.


                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

        The following table sets forth the salary and bonus earned for the three fiscal years ended December 31, 1998, by the Company's Chief Executive Officer, Mr. Henson and four executive officers whose salary and bonus for the 1998 fiscal year exceeded of $100,000. All the individuals named in the table are referred to in this Proxy Statement as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                                ANNUAL COMPENSATION
                                                      ----------------------------------------
                                                                                     SHARES
NAME AND                                                                           UNDERLYING
PRINCIPAL POSITION                       YEAR         SALARY(1)      BONUS(2)        OPTIONS
-----------------------------------     ------        ---------      --------      -----------
Michael R. Henson                        1998          220,000         77,000        55,000
  Chairman of the Board,                 1997          219,051         22,000        55,000(3)
  President and Chief Executive          1996          200,000         60,000       130,000(4)
  Officer (*)

Stephen R. Kroll (**)                    1998          108,462         21,697        60,000
   Vice President, Finance and
   Administration, Chief Financial
   Officer and Secretary

Edward A. McDonald(***)                  1998          114,214           ----        25,000
  Vice President, Advanced               1997          119,580          9,600        50,000
  Technologies

Jeffrey F. O'Donnell(****)               1998          222,965         72,570       225,000
   President and Chief Executive         1997          181,034         15,550       145,000(5)
   Officer                               1996          179,200         15,000          ----

Jeffrey H. Thiel                         1998          132,692         26,640        98,000
   Vice President, Operations            1997          120,000         12,000        58,000(6)
                                         1996           18,371           ----        50,000

Claire K. Walker                         1998          125,302         25,124        78,000
   Vice President, Clinical              1997          113,275         11,214        38,000(3)
   Affairs


(*) Mr. Henson served as the Chief Executive Officer of the Company from January - June 1998. The Board of Directors has elected Mr. Henson to serve as Chief Executive Officer of the Company upon the effectiveness of Mr. O'Donnell's resignation in March 1999.

(**) Mr. Kroll was hired by the Company as Vice President, Finance and Administration, Chief Financial Officer and Secretary in April 1998.

(***) Mr. McDonald resigned as Vice President, Advanced Technologies in October
      1998.

(****)Mr. O'Donnell served as the President and Chief Operating Officer from
      June 1998 until he resigned as Chief Executive Officer in March 1999.

(1) Includes amounts contributed by the Named Executive Officers to the Company's 401(K) Plan.

(2) Represents amounts paid in subsequent fiscal year for work performed in prior fiscal year.

(3) Represents options granted in 1998 fiscal year for work performed in 1997 fiscal year.

(4) Mr. Henson voluntarily returned to the Company in 1997 options to acquire 130,000 shares. The Company did not make any replacement grants for such options, nor was there any agreement to do so.

STOCK OPTIONS

        The following table provides information with respect to the stock option grants made during the 1998 fiscal year under the Company's 1996 Stock Option/Stock Issuance Plan to the Named Executive Officers. No stock appreciation rights were granted during such fiscal year to the Named Executive Officers.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS
                     --------------------------------------------------------------
                                         % OF TOTAL                                         POTENTIAL REALIZABLE
                          NUMBER OF        OPTIONS                                         VALUE AT ASSUMED ANNUAL
                         SECURITIES      GRANTED TO                                         RATES OF STOCK PRICE
                         UNDERLYING       EMPLOYEES     EXERCISE OR                     APPRECIATION FOR OPTION TERM
                           OPTION         IN FISCAL      BASE PRICE      EXPIRATION    -------------------------------
        NAME           GRANTED(1)(5)(6)    YEAR(2)     ($/SH)(3)(5)(6)       DATE      5%($)(4)(5)(6)  10%($)(4)(5)(6)
--------------------   ----------------  -----------   ---------------   ----------    --------------  ---------------
Michael R. Henson        40,000               4             4.94            4/7/08        124,219          314,796
                         15,000               1             3.63          12/14/08         34,196           88,660

Stephen R. Kroll         50,000               5             4.94            4/7/08        155,274          393,495
                         10,000               1             3.50           11/3/08         22,011           55,781

Edward A. McDonald       15,000               1             5.88           5/25/08         55,421          140,449
                         10,000               1             4.31           5/25/08         27,124           68,738

Jeffrey F. O'Donnell     15,000               1             4.94            4/7/08         46,582          118,049
                         10,000               1             3.63          12/14/08         22,797           57,773
                        100,000               9             4.94            4/7/08        310,548          786,990
                         50,000               5             6.00           5/20/08        188,668          478,122
                         50,000               5             3.63          12/14/08        113,987          288,866

Jeffrey H. Thiel          8,000               1             4.94            4/7/08         24,844           62,959
                         30,000               3             3.63          12/14/08         68,392          173,319
                         10,000               1             3.50          11/03/08         22,011           55,781
                         50,000               5             4.94            4/7/08        155,274          393,495

Claire K. Walker         10,000               1             4.31           8/21/08         27,124           68,738
                         10,000               1             4.94            4/7/08         31,055           78,699
                         18,000               2             3.63          12/14/08         41,035          103,992
                         10,000               1             3.50           11/3/08         22,011           55,781
                         15,000               1             5.88           5/26/08         55,421          140,449
                         15,000               1             3.63          12/14/08         34,196           86,660

(1) The option listed in the table was granted under the Company's 1998 Stock Option/Stock Issuance Plan. The options have a maximum term of ten years measured from the date of grant. Twenty-five percent (25%) of the options are exercisable upon the optionee's completion of one year of service measured from the date of grant, and as to the balance of the option shares in a series of successive equal monthly installments upon the optionee's completion of each additional month of service over the next 36 months thereafter.

(2) Based upon options granted for an aggregate of 1,054,100 shares to employees in 1998, including the Named Executive Officers.

(3) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise. The Compensation Committee of the Board of Directors, as the Plan Administrator of the Company's 1996 Stock Option/Stock Issuance Plan, has the discretionary authority to reprice the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the grant date.

(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(5) Options granted at $12.50, $9.50 and $7.31 per share were repriced at $4.94 per share on April 7, 1998.

(6) Options granted at $6.88, $6.44, $6.00 and $5.88 per shares were repriced at $3.63 per share on December 14, 1998.

OPTION EXERCISES AND HOLDINGS

        The table below sets forth information concerning the exercise of options during the 1998 fiscal year and unexercised options held by the Named Executive Officers as of the end of such year. No stock appreciation rights were exercised by the Named Executive Officers during such fiscal year or were outstanding at the end of that year.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                   NUMBER OF SECURITIES
                                                        UNDER-LYING       VALUE OF UNEXERCISED
                                                   UNEXERCISED OPTIONS        OPTIONS AT
                           SHARES     AGGREGATE          AT FY-END            FY-END($)(2)
                          ACQUIRED      VALUE      --------------------  ---------------------
                             ON       REALIZED     EXERCIS-    UNEXER-   EXERCIS-   UNEXERCIS-
          NAME            EXERCISE     ($)(1)        ABLE      CISABLE     ABLE       ABLE
----------------------    ---------   ---------    ---------  ---------  ---------   ---------
Michael R. Henson           78,659     303,916        1,041     67,500      1,627      19,538
Stephen R. Kroll                 0           0            0     60,000          0           0
Edward A. McDonald               0           0            0     50,000          0     275,000
Jeffrey F. O'Donnell             0           0       80,000    215,000    117,225      39,075
Jeffrey H. Thiel                 0           0        5,000    113,000          0           0
Claire K. Walker                 0           0       28,500     73,500     50,683       4,689

(1) Based on the deemed fair value (as determined by the Board) for options exercised prior to the initial public offering, less the exercise price payable for such shares.

(2) Based on the fair market value of the Company's Common Stock at year-end, $3.06 per share, less the exercise price payable for such shares.

OPTION PRICING

        The following table sets forth information concerning repricing of options granted to executive officers during the last fiscal year. For a discussion of such repricings, see "Compensation Committee Report -- Option Repricing."

                           TEN YEAR OPTION REPRICINGS

                                                                                           Length of
                                   Number of     Market                                    Original
                                  Securities     Price          Exercise                  Option Term
                                  Underlying    of Stock          Price          New       Remaining
                                   Options     at the Time      at Time        Exercise   at Date of
Name                     Date     Repriced(#)  of Repricing   of Repricing       Price     Repricing
------------------     --------   -----------  ------------   --------------   ---------  ----------
Michael R. Henson        4/7/98      40,000       $4.94           $9.50          $4.94        34
Michael R. Henson      12/14/98      15,000       $3.63           $6.88          $3.63        29
Jeffery O' Donnell       4/7/98      15,000       $4.94           $9.50          $4.94        34
Jeffery O' Donnell       4/7/98     100,000       $4.94           $7.31          $4.94        42
Jeffery O' Donnell     12/14/98      10,000       $3.63           $6.88          $3.63        29
Jeffery O' Donnell     12/14/98      50,000       $3.63           $6.00          $3.63        42

                                                                                           Length of
                                   Number of     Market                                    Original
                                  Securities     Price          Exercise                  Option Term
                                  Underlying    of Stock          Price          New       Remaining
                                   Options     at the Time      at Time        Exercise   at Date of
Name                     Date     Repriced(#)  of Repricing   of Repricing       Price     Repricing
------------------     --------   -----------  ------------   --------------   ---------  ----------
Jeffery H. Thiel         4/7/98      50,000       $4.94          $12.50          $4.94        31
Jeffery H. Thiel         4/7/98       8,000       $4.94           $9.50          $4.94        34
Jeffery H. Thiel       12/14/98      30,000       $3.63           $6.88          $3.63        29
Claire K. Walker         4/7/98      10,000       $4.94           $9.50          $4.94        34
Claire K. Walker       12/14/98      18,000       $3.63           $6.88          $3.63        29
Claire K. Walker       12/14/98      15,000       $3.63           $5.88          $3.63        42

-------------------------------

MANAGEMENT CONTRACTS AND CHANGE IN CONTROL AGREEMENTS

        Michael Henson. The Company entered into an employment agreement with Michael Henson dated January 14, 1999 and subsequently amended as of February 1, 1999. Pursuant to the employment agreement, Mr. Henson, Chairman of the Board of Directors of the Company, agreed to serve as the President and Chief Executive Officer of the Company effective as of March 1999. The term of the agreement is two years, and shall automatically extend for successive one year periods following the initial term unless either party delivers written notice of intent not to renew to the other no later than sixty (60) days prior to the end of the second anniversary or any successive anniversary of the agreement. Mr. Henson will receive a base salary of $264,000 per year, which may be increased subject to review annually by the Compensation Committee of the Board of Directors. Mr. Henson also is eligible to participate in incentive compensation plans of the Company and will be entitled to earn a bonus of up to 35% of his base salary. Pursuant to the agreement, the Company may terminate Mr. Henson at any time upon at least thirty (30) days prior written notice.

        Jeffrey O'Donnell. In November 1998, CVD entered into a two-year employment agreement with Jeffrey O'Donnell, the Company's President and Chief Executive Officer from June 1998 until March 1999. Mr. O'Donnell was employed as President and Chief Executive Officer of the Company at a base salary of $220,000 per year, and was entitled to earn a bonus of up to 35% of his base salary. The agreement provided that if Mr. O'Donnell voluntarily resigns, and provides at least six months notice of such resignation, all of his options shall continue to vest for one year following the date of termination. In December 1998, Mr. O'Donnell resigned as Chief Executive Officer, for family reasons, effective March 1999. In connection with such resignation, Mr. O'Donnell was not entitled to any severance benefits under his employment agreement. Pursuant to their terms and an agreement with the Company, Mr. O'Donnell's options shall continue to vest in accordance with their terms during his continuing service as a director. In the event of a change in control or acquisition, all of his options shall accelerate and vest whether or not the options or the Company's stock option plan is assumed by any successor, but only in the event that: (i) his service as a director ceases; and (ii) such acceleration does not impair the accounting for such transaction as a "pooling of interests."

        Stephen R. Kroll. The Company entered into an employment agreement with Mr. Kroll dated February 1, 1999 pursuant to which Mr. Kroll is employed as the Vice President and Chief Financial Officer of the Company. Mr. Kroll receives a base salary of $175,000 per year, which may be increased subject to review annually by the Compensation Committee of the Board of Directors. Mr. Kroll also is eligible to participate in incentive compensation plans of the Company and will be entitled to earn a bonus of up to 30% of his base salary.

        Jeffrey Thiel. The Company entered into an employment agreement with Mr. Thiel dated February 1, 1999 pursuant to which Mr. Thiel is employed as the Executive Vice President, Operations of the Company. Mr. Thiel receives a base salary of $153,846 per year, which may be increased subject to review annually by the Compensation Committee of the Board of Directors. Mr. Thiel also is eligible to participate in incentive compensation plans of the Company and will be entitled to earn a bonus up to 20% of his base salary.

        Claire Walker. The Company entered into an employment agreement with Ms. Walker dated February 1, 1999 pursuant to which Ms. Walker is employed as the Vice President, Clinical Affairs of the Company. Ms. Walker receives a base salary of $138,180 per year, which may be increased subject to review annually by the Compensation Committee of the Board of Directors. Ms. Walker also is eligible to participate in incentive compensation plans of the Company and will be entitled to earn a bonus of up to 20% of her base salary.

        Pursuant to the employment agreements with each of Mr. Kroll, Mr. Thiel and Ms. Walker, the Company may terminate each such Named Officer at any time upon at least thirty (30) days written notice. If such termination is without cause, each such Named Officer is entitled to received a severance amount equal to his then current base salary payable for the remainder of the term and all of his stock options shall accelerate and automatically vest by one additional year, and such options shall otherwise be exercisable in accordance with their terms. In addition, the agreements provide that in the event of a change of control or acquisition of the Company during the term of his employment, all options shall vest in full and all rights of the Company to repurchase restricted stock shall terminate. A change of control is triggered by: (i) the acquisition by any person of beneficial ownership of 50% or more of the voting power of the Company's outstanding securities pursuant to a transaction which the Board of Directors does not recommend to the stockholders; (ii) a change in the majority of the incumbent members of the Board of Directors (unless such change is approved by a majority of the incumbent members); (iii) a merger of the Company pursuant to which more than 50% of the voting power is transferred to a third party, in a transaction approved by the stockholders; and (iv) the sale, transfer or other disposition of substantially all of the Company's assets in complete liquidation or dissolution of the Company, in a transaction approved by the stockholders.

OFFICER LOANS

        On June 15, 1996, CVD extended a loan in the amount of $150,000, to Jeffrey F. O'Donnell, who served as the Company's President from January 1998 until March 1999, and Chief Executive Officer from June 1998 until March 1999. The note was secured by a second deed of trust on Mr. O'Donnell's home and has a five-year term with interest compounding semi-annually at 6%. Mr. O'Donnell paid the loan in full on January 22, 1998. On January 24, 1997, the Company extended a loan in the amount of $100,000 to Jeffrey H. Thiel, the Company's Executive Vice President. The note was secured by a second deed of trust on Mr. Thiel's home and has a five-year term with interest compounding semi-annually at 6%. The principal and interest will be due January 24, 2002.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors makes recommendations to the full Board with respect to the base salary and bonuses to be paid to the Company's executive officers each fiscal year. In addition, the Compensation Committee has the authority to administer the Radiance 1996 Stock Option/Stock Issuance Plan with respect to option grants and stock issuances made thereunder to officers and other key employees. The following is a summary of the policies of the Compensation Committee which affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

        General Compensation Policy. The Company's compensation policy is designed to attract and retain qualified key executives critical to the Company's success and to provide such executives with performance-based incentives tied to the achievement of Company milestones. One of the Compensation Committee's primary objectives is to have a substantial portion of each officer's total compensation contingent upon the Company's performance as well as upon the individual's contribution to the success of Radiance as measured by his personal performance. Accordingly, each executive officer's compensation package is comprised primarily of three elements: (i) base salary which reflects individual performance and expertise and is designed to be competitive with salary levels in the industry; (ii) variable performance awards payable in cash and tied to the Company's achievement of certain goals; and
(iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Radiance stockholders.

        Factors. The principal factors which the Compensation Committee considered in establishing the components of each executive officer's compensation package for the 1998 fiscal year are summarized below. However, the Committee may in its discretion apply different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

        Base Salary. The base salary levels for the executive officers were established by the Board for the 1998 fiscal year on the basis of the following factors: personal performance, the estimated salary levels in effect for similar positions at a select group of companies with which the Company competes for executive talent, and internal comparability considerations. Although the Compensation Committee reviewed various compensation surveys, the Board, did not rely upon any specific survey for comparative compensation purposes. Instead, the Board made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. Base salaries will be reviewed by the Compensation Committee on an annual basis, and adjustments will be made in accordance with the factors indicated above.

        Annual Incentive Compensation. The Radiance Employee Bonus Plan provides the Board of Directors with discretionary authority to award cash bonuses to executive officers and employees in accordance with recommendations made by the Compensation Committee. The Compensation Committee's recommendations are based upon the extent to which certain financial and performance targets (established semi-annually by the Compensation Committee) are met and the contribution of each such officer and employee to the attainment of such targets. For fiscal year 1998, the performance targets for each of the Named Executive Officers included gross sales, cash flow, engineering product goals and regulatory submission goals. The weight given to each factor varied from individual to individual.

        Long-Term Incentive Compensation. The 1996 Stock Option/Stock Issuance Plan also provides the Board with the ability to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage Radiance from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant is based upon the officer's tenure, level of responsibility and relative position in Radiance. The Company has established general guidelines for making option grants to the executive officers in an attempt to target a fixed number of unvested option shares based upon the individual's position with the Company and their existing holdings of unvested options. However, the Company does not adhere strictly to these guidelines and will vary the size of the option grant made to each executive officer as it feels the circumstances warrant. Each grant allows the officer to acquire shares of Radiance Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years from the date of grant). The option normally vests in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ and the market price of the Company's Common Stock appreciates over the option term.

        CEO Compensation. The Compensation Committee set the base salary for Michael R. Henson, the Company's Chief Executive Officer from January 1998 until June 1998, and Jeffrey F. O'Donnell, the Company's Chief Executive Officer from June 1998 until March 1999, at a level which is designed to provide a salary competitive with salaries paid to chief executive officers of similarly-sized companies in the industry and commensurate with each such individual's experience. Mr. Henson's experience in the industry as a chief executive officer of various companies during a period of over fifteen years, and Mr. O'Donnell's experience at the Company and his work on several corporate transactions during the fiscal year, including the CVD/RMS merger, were important factors in setting the total compensation for each individual. The Compensation Committee did not intend to have the base salary component of compensation affected to any significant degree by Company performance. In addition, the Company granted Mr. Henson a total of 55,000 options, and Mr. O'Donnell a total of 225,000 options, both as recognition of such individual's service to the Company during the fiscal year and as an incentive to participate in the success and increased value of the Company, and to align such individual's interest with the long-term interest of the Company's stockholders.

        Option Repricing. On April 7, 1998, the Compensation Committee approved the repricing of 299,000 options granted pursuant to the Company's 1996 Stock Option/ Stock Issuance Plan, including an aggregate of 223,000 options granted to the Named Executive Officers. Such options had exercise prices ranging from $7.31 to $12.50. Such repricing was effected by cancelling existing options and granting new options.

        On December 14, 1998, the Compensation Committee approved the repricing of 194,000 options granted pursuant to the Company's 1996 Stock Option/ Stock Issuance Plan, including an aggregate of 138,000 options granted to the Named Executive Officers. Such options had exercise prices ranging from $5.88 to $6.88. The repricing was effected by cancelling existing options and granting new options.

        The Compensation Committee approved the repricings because it believes that equity interests are a significant factor in the Company's ability to retain directors, executive officers and employees, by providing an incentive to all such personnel to devote their utmost effort and skill to the advancement and betterment of the Company by permitting them to participate in the success and increased value of the Company. Following the grant of such options, however, the price per share of the Company's Common Stock declined. The Compensation Committee believed, that as a result of this decline, the options so granted would not have the desired motivational effect on the optionees. Accordingly, the Compensation Committee approved the repricing as a means of ensuring that optionees have a meaningful equity interest in the Company.

        Compliance With Internal Revenue Code Section 162(M). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held corporations for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation to be paid to the Company's executive officers for the 1998 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for fiscal 1999 will exceed that limit. The Company's 1996 Stock Option/Stock Issuance Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

                                       COMPENSATION COMMITTEE

                                       William G. Davis
                                       Franklin D. Brown

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Compensation Committee of the Company's Board of Directors for the 1998 fiscal year were Franklin D. Brown and William G. Davis. No member of the Compensation Committee was at any time during the 1998 fiscal year or at any other time an officer or employee of Radiance.

        No executive officer of Radiance served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

STOCK PERFORMANCE GRAPH

        The graph depicted below shows Radiance's stock price as an index assuming $100 invested on June 19, 1996 (the date of Radiance's initial public offering), along with the composite prices of companies listed on the CRSP Total Return Index for National Association of Securities Dealers Automated Quotation ("Nasdaq") Stock Market and the Hambrecht & Quist Incorporated Total Return Index for Healthcare Technology Companies (Excluding Biotechnology). This information has been provided to Radiance by Hambrecht & Quist Incorporated.

                 HAMBRECHT & QUIST INDEX PRODUCTS AND SERVICES
                       1999 PROXY PERFORMANCE GRAPH DATA

                         RADIANCE MEDICAL      NASDAQ STOCK     H&Q HEALTHCARE
DATES                        SYSTEMS           MARKET - U.S.   EXCLUDING BIOTECH
-----                    ----------------      -------------   -----------------
06/19/96                      100.00              100.00            100.00
Aug-96                        125.00               96.81             98.24
Nov-96                        102.08              109.43            107.98
Feb-97                         89.58              110.63            115.32
May-97                         64.58              118.72            118.64
Aug-97                         64.58              135.06            126.71
Nov-97                         45.83              136.32            128.32
Feb-98                         40.10              151.36            145.04
May-98                         55.21              150.85            149.27
Aug-98                         28.13              128.46            125.29
Nov-98                         34.38              167.16            151.43

        Note: Assumes $100 invested on 6/19/96 in Radiance and in the CRSP Total Return Index for Nasdaq Stock Market and the H&Q Total Return Index for Healthcare Technology Companies (Excluding Biotechnology). Assumes Reinvestment of Dividends on a daily basis.

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 which might incorporate future filings, including this Proxy Statement, the preceding Compensation Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

                             DEADLINE FOR RECEIPT OF
                  STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

      Any Stockholder desiring to submit a proposal for action at the 1999 Annual Meeting of Stockholders should arrange for such proposal to be delivered to Radiance at its principal place of business no later than December 16, 1998, in order to be considered for inclusion in Radiance proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, the eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the SEC and other laws and regulations.

        On May 21, 1998 the SEC adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4(c)(1) governs Radiance's use of its discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in Radiance's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify Radiance at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then Radiance will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

        With respect to Radiance's 1999 Annual Meeting of Stockholders, if Radiance is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in Radiance's proxy statement, by March 1, 1999, Radiance will be allowed to use its voting authority as outlined.

                                 OTHER BUSINESS

        The Board of Directors is not aware of any other matter which may be presented for action at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       -----------------------------------------
                                       Stephen R. Kroll
                                       Secretary

May 6, 1999

                                      PROXY

                         RADIANCE MEDICAL SYSTEMS, INC.

                  ANNUAL MEETING OF STOCKHOLDERS, JUNE 9, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned revokes all previous proxies, acknowledges receipt of the notice of annual meeting of stockholders to be held on June 9, 1999 and the proxy statement and appoints Michael R. Henson and Stephen R. Kroll, or either of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Radiance Medical Systems, Inc. ("Radiance") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of Radiance to be held at The Hampton Inn at 27102 Towne Centre Drive, Foothill Ranch, California 92610 on Wednesday, June 9, 1999 at 10:00 a.m., and at any adjournment or postponement thereof, and to vote in their discretion on such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)
--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

        Please mark your votes as indicated in /X/ this example


1. ELECTION OF DIRECTORS INSTRUCTION: To withhold authority to vote for any individual nominee mark the "EXCEPTIONS" box, and strike a line through the nominee's name in the list below:

        MAURICE BUCHBINDER, M.D.
        JEFFREY F. O'DONNELL
        GERARD VON HOFFMANN

                                     WITHHOLD
           FOR                      AUTHORITY
      all nominees                 to vote for
      listed below                 all nominees               EXCEPTIONS
           / /                         / /                        / /



The Board of Directors recommends a vote FOR each of the director nominees listed above. This Proxy, when properly executed will be voted as specified above. This Proxy will be voted FOR each of the nominees listed under Proposal No. 1 if no specification is made. THIS PROXY ALSO CONFERS DISCRETION AUTHORITY TO VOTE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE ANNUAL MEETING.

PLEASE RETURN YOUR EXECUTED PROXY TO RADIANCE'S TRANSFER AGENT IN THE ENCLOSED ENVELOPE, OR, IF NECESSARY, DELIVER IT TO RADIANCE, ATTENTION: SECRETARY.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:


               --------------------------------------------------
               (Print name(s) as it (they) appear on certificate)

Dated:                       Signature(s)
      ---------------------              ---------------------------------------

Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by the President or another authorized officer. If a partnership, please sign in the partnership name by an authorized person.

--------------------------------------------------------------------------------

                            - FOLD AND DETACH HERE -